FIRST AMENDMENT TO THE
                        CONNECTICUT NATURAL GAS CORPORATION
                            DEFERRED COMPENSATION PLAN




        THIS AMENDMENT made this 2nd day of December, 1993 by

   CONNECTICUT NATURAL GAS CORPORATION (the "Company") for the purpose of amending its Deferred Compensation Plan,



                               W I T N E S S E T H :

        WHEREAS, by Agreement dated December 29, 1992, the Company adopted an

   Amended and Restated Deferred Compensation Plan (the "Plan"); and

        WHEREAS, the Company reserved the right to amend the Plan in Section

   8.1 thereof; and

        WHEREAS, the Company now wishes to amend the Plan in the following particulars:

        NOW, THEREFORE, the Connecticut Natural Gas Corporation Deferred

   Compensation Plan is amended as follows:

        1.   The following new paragraph (c) is added to Section 4.4:

             "(c)  On or After January 1, 1994.  Amounts deferred

                   ---------------------------

        under Section 4.1(a) will be assumed to have been deferred as of the last day of each month in which the employee is a Participant, based upon one-twelfth (1/12) of his Salary Base for that year; and amounts deferred under Section 4.1(b) will be assumed to have been deferred as of the last day of the month in which the cash bonus would have been paid had it been received in cash.  The Participant may instruct the

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         Committee in writing on a form provided by the Committee concerning how amounts deferred hereunder at his election, including without limitation, amounts previously deferred and credited to Account A as of December 31, 1993, shall be deemed to be invested.  The deemed investment alternatives shall include all investment options provided to participants under the Savings Plan from time to time (other than

        CNG Common Stock).  Furthermore, the Participant shall have the opportunity to change any deemed investment option with the same frequency and subject to the same limitations set forth in the Savings

        Plan, in writing on a form provided by the Committee.  Notwithstanding the foregoing, in accordance with Section 8.6, the Participant shall have no right, title or interest whatever in and to any investments which the Company may make to aid it in meeting its obligations hereunder.  If and to the extent that a Participant does not affirmatively elect to direct the deemed investment of any amounts credited to Account A, then the provisions of Section 4.4(b), relating to crediting of interest, shall apply.

        2.   Except as hereinabove modified and amended, the Amended and

   Restated Deferred Compensation Plan shall remain in full force and effect.

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        IN WITNESS WHEREOF, the Company hereby executes this First Amendment this 2nd day of December, 1993.



                                    CONNECTICUT NATURAL GAS CORPORATION



   WITNESS:

      Mark W. Dudzik               By  Frank H. Livingston
    -----------------------           -------------------------------
                                       Its Vice President


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